As filed with the Securities and Exchange Commission on April 13, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ClickSoftware Technologies Ltd.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

Azorim Park, Oren Building
94 Em Hamoshavot Road
Petach Tikva 49527, Israel
+972-3-7659-400

(Address and telephone number of registrant's principal executive offices)

ClickSoftware, Inc.
35 Corporate Drive Suite 140
Burlington, MA 01803
(781) 272-5903

(Name, address, and telephone number of agent for service)

Copies to:

Howard E. Berkenblit, Esq. Oded Har-Even, Esq. Sullivan & Worcester LLP One Post Office Square Boston, MA, 02105	Ian Rostowsky, Adv. Amit, Pollak, Matalon & Co. Nitsba Tower, 19th Fl. 17 Yitzhak Sadeh St., Tel Aviv, 67775, Israel
Tel: 617-338-2800	Tel: 972 3 568 9000
Fax: 617-338-2880	Fax: 972 3 568 9001

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Ordinary shares, par value NIS 0.02 per share	15,000,000	$6.72	$100,800,000	$7,187.04

(1)           Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares being registered hereunder include such number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions.

(2)           Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sales prices of our ordinary shares on the Nasdaq Global Select Market on April 8, 2010.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated April 13, 2010

Prospectus

15,000,000
Ordinary Shares

We may offer and sell from time to time in one or more offerings up to 15,000,000 of our ordinary shares.  Each time we sell ordinary shares pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering.  We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering.  Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in our ordinary shares.

Our ordinary shares are traded on the Nasdaq Global Select Market under the symbol “CKSW”.

Investing in our ordinary shares involves a high degree of risk.  Risks associated with an investment in our ordinary shares will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 3.

The ordinary shares may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of our ordinary shares with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of our ordinary shares and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on completeness or the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April    , 2010.

TABLE OF CONTENTS

About This Prospectus	1

About ClickSoftware Technologies Ltd.	3

Risk Factors	4

Warning Regarding Forward-Looking Statements	4

Capitalization and Indebtedness	6

Reasons for the Offer and Use of Proceeds	6

Description of Our Ordinary Shares	7

Plan of Distribution	9

Expenses	11

Legal Matters	12

Experts	12

Where You Can Find More Information and Incorporation of Certain Information By Reference	12

Enforceability of Civil Liabilities	14

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to 15,000,000 of our ordinary shares in one or more offerings. We sometimes refer to our ordinary shares as the “securities” throughout this prospectus.

Each time we sell ordinary shares, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering.  We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering.  The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement and any related free writing prospectus together with additional information described below under “Where You Can Find More Information and Incorporation by Reference” before buying the ordinary shares being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or our ordinary shares, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information and Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, references to the terms “ClickSoftware,” “the Company,” “we,” “us,” “our” and similar terms, refer to ClickSoftware Technologies Ltd. and its wholly owned subsidiaries on a consolidated basis, unless we state or the context implies otherwise.  References to our “ordinary shares” mean our voting ordinary shares, par value NIS 0.02 per share.

ABOUT CLICKSOFTWARE TECHNOLOGIES LTD.

We are a leading provider of software products and solutions for workforce management and optimization for the service sector.  We derive revenues from the licensing of our software products and the provision of consulting and support services. We also generate revenues from hosted solutions under a software as a service model.  Our products for resource optimization are aimed at the service sector where the primary resources are people and their time - both service delivery staff as well as customer time. By offering scaled down versions of our products, or specially developed versions for medium and small business, we now address the needs of service sector companies of all sizes - from companies with 50,000 employees  to companies with 5 employees. Recognizing that many large service companies today outsource or utilize external contractors, we offer capabilities in our products to support such operations under a variety of arrangements between our client and its contractors.

Our solutions drive optimized automatic and semi-automatic decision-making processes and have become the backbone of service operations management in many leading organizations worldwide by addressing the fundamental question of job fulfillment: Who does what? For whom? With what? Where and when?

Historically our focus was on mobile workforce for field service operations, including utility (electricity, gas and water) companies, telecommunication, computer and office equipment, medical equipment, and the like. With the introduction of enhanced shift scheduling (rostering) products in 2009, we have expanded to cover industry verticals that operate a shift-based workforce: 24x7 or more than one shift. These verticals include public security operations such as police, fire and first-aid forces, airport security and other services, transportation, health care and hospitals, contact centers, retail stores, and more. A typical scenario involves the assignment of people to shifts in such a way that estimated customer demand for service is optimally covered.

Our products operate on the same software architecture with extensive interoperability within our own products, as well as with external products. In 2009 we released Version 8 of our product suites which are based on Service Oriented Architecture, a structure which, we believe, is gradually becoming the standard in the software industry.  This architecture enables interoperability via web services and greatly facilitates integration with the outside world. The ease with which our products can be integrated with leading  customer relationship management (CRM), enterprise resource planning (ERP) and enterprise asset management (EAM) solutions, often with standard interface adaptors, enables our customers to efficiently deploy our solutions.

RISK FACTORS

Investing in our securities involves significant risks.  Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.  The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

WARNING REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and any prospectus supplement may contain, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws.  Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, will contain forward-looking statements.  These forward-looking statements include, but are not limited to, those statements regarding future results of operations, future changes in our expenses, trend information, visibility into future periods, growth and rates of growth, and expectations regarding future closing of contracts, receipt of orders, recognition of revenues and deferred revenues .   In some cases, forward-looking statements are identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected.  Achievement of these results by us may be affected by many factors, including, but not limited to, risks and uncertainties regarding the general economic outlook, the length of or changes in our sales cycle, our ability to close sales to potential customers in a timely manner and maintain or strengthen relationships with strategic partners, the timing of revenue recognition, foreign currency exchange rate fluctuations, and our ability to maintain or increase our sales pipeline.  The forward-looking statements contained in this prospectus are subject to  risks and uncertainties, including those discussed in our most recent Annual Report on Form 20-F, under Item 3.D. – “Risk Factors” and in our other filings with the SEC.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Except as otherwise required by law, we are under no obligation to (and expressly disclaim any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth cash and cash equivalents, short term investments and our shareholders' equity as of December 31, 2009.  The financial data in the following table should be read in conjunction with our consolidated audited financial statements and notes thereto for the year ended December 31, 2009, included in our Annual Report on Form 20-F filed on April 9, 2010, which have been incorporated by reference in this prospectus.

As of December 31, 2009 (audited, U.S. Dollars, in thousands)
Cash and cash equivalents	15,594
Short-term investments	18,852

Shareholders’ equity:
Special Preferred Shares NIS 0.02 par value
Authorized – 5,000,000 as of December 31, 2009; no issued and outstanding shares as of December 31, 2009.
Ordinary Shares of NIS 0.02 par value: Authorized - 100,000,000 as of December 31, 2009; Outstanding – 30,244,330 shares as of December 31, 2009.	124

Additional paid-in capital	78,933
Accumulated other comprehensive income	82
Accumulated deficit	(36,438)
Treasury shares, at cost: 39,000 shares	(43)

Total shareholders’ equity	42,658

REASONS FOR THE OFFER AND USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, which may include the following:

•	working capital;

•	capital expenditures;

•	the acquisition of other companies or businesses; and

•	other purposes as mentioned in any prospectus supplement

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending such uses, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds.

Based upon our financial needs, we may engage in additional financings of a character and amount that we may determine as the need arises.

DESCRIPTION OF OUR ORDINARY SHARES

The following is a summary description of our ordinary shares under our articles of association. In the past, we had issued non-voting ordinary shares pursuant to certain of our employee share option plans.  All such shares have been converted into ordinary shares which entitle the holders thereof to voting rights. Consequently, the shares we have currently issued and outstanding are ordinary shares of a single class that carry voting rights as described below.

Dividend and Liquidation Rights. All holders of paid-up ordinary shares of us have an equal right to participate in a distribution of (1) dividends, whether by cash or by bonus shares; (2) our assets; and (3) our surplus assets upon winding up, all pro rata to the nominal value of the shares held by them.

Our board of directors may issue shares and other securities, which are convertible or exercisable into shares, up to the limit of our authorized share capital.

Our board of directors is the body authorized to decide upon the distribution of dividends or bonus shares.

Voting, Shareholders’ Meetings, Notices and Resolutions. Each shareholder who would be entitled to attend and vote at a general meeting of shareholders is entitled to receive notice of any such meeting.  For purposes of determining the shareholders entitled to notice and to vote at such meeting, the board of directors will fix a record date. Holders of paid-up ordinary shares have one vote for each share held on all matters submitted to a vote of shareholders. Such voting rights may be affected in the future by the grant of any special voting rights to the holders of a class of shares with preferential rights.

The quorum required for a general meeting of shareholders (whether annual or special) consists of at least two shareholders present in person or by proxy/voting instrument and holding, or representing, at least 33% of the total voting rights of the issued share capital. A meeting adjourned for lack of quorum shall be postponed by one week, to the same day, time and place, or to a later time if stated in the invitation to the meeting or in the notice of the meeting. At the adjourned meeting any two shareholders present in person or by proxy shall constitute a quorum.

Unless otherwise determined by the Israeli Companies Law 1999, or the Companies Law, or our articles of association, a resolution requires approval by the holders of a majority of the shares represented at the meeting, in person or by proxy, and voting thereon.

The Companies Law  requires that certain transactions, actions and arrangements be approved by shareholders, including (1) arrangements with a director as to the terms of his office and compensation and arrangements for insurance, exemption and indemnity of directors; (2) certain Extraordinary Transactions (as defined in the Companies Law) by us with our controlling shareholders or any Extraordinary Transaction in which a controlling shareholder has a personal interest; (3) certain private placements; and (4) any action or Extraordinary Transaction in which the majority of the members of the board of directors have a personal interest.

Unless a longer period for notice is prescribed by the Companies Law, at least 10 days and not more than 60 days notice of any general meeting shall be given.  Currently, Israeli law provides that the notice must be given at least 21 days prior to the meeting and at least 35 days prior to the meeting in certain circumstances.  The accidental omission to give notice of a meeting to any member, or the non receipt of notice sent to such member, shall not invalidate the proceedings at such meeting. For purposes of determining the shareholders entitled to notice and to vote, the board of directors may fix a record date subject to the provisions of the law. Currently, Israeli law provides that the record date not be any earlier than 40 days prior to the meeting.

Transfer of Shares. Fully paid up ordinary shares may be freely transferred pursuant to our articles of association unless such transfer is restricted or prohibited by another instrument or securities laws.

Modification of Class Rights. Subject to the provisions of any law, the rights attached to any class (unless otherwise provided by the terms of issue of such class), such as voting, rights to dividends and the like, may be altered after a resolution is passed by us, with the approval of a resolution passed by a majority of the voting power present by person or proxy and voting hereon at a general meeting of the holders of the shares of such class, or the written agreement of all the class holders. The rights vested in the holders of shares of a particular class that were issued with special rights shall not be deemed to have been altered by the creation or issue of further shares ranking equally with them, unless otherwise provided in such shares’ issue terms.

Election of Directors. Our directors are elected by the shareholders at a shareholders’ meeting. The ordinary shares do not have cumulative voting rights in the election of directors. The holders of ordinary shares conferring more than 50% of the voting power present by person or by proxy at the shareholders’ meeting, have the power to elect the directors. Except for external directors (as defined in the Companies Law), all directors are classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with the members of each class to hold office until their successors have been duly elected and qualified. At each annual meeting, the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting held in the third year following the year of their election and until their successors have been duly elected and qualified. In addition, subject to the limitation on the number of the maximum number of directors, the board of directors may, at any time and from time to time, appoint any other person as a director, whether to fill a vacancy or to add to their number. Any director so appointed shall hold office until the next annual meeting at which the term of the class to which they have been elected expires, and may be re-elected.

In compliance with the Companies Law, we have two external directors. The external directors are also appointed by the shareholders and their term of office is three years, and they may be re-elected for an additional three years.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

•
a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	exchange distributions and/or secondary distributions;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	to one or more underwriters for resale to the public or to investors;

•	through agents;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Global Select Market or otherwise and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. We estimate these  expenses to be approximately $25,000.00 which at the present time include the following categories of expenses:

SEC registration fee	$7,187.04
Legal fees and expenses	$12,000
Accounting fees and expenses	$4,000
Miscellaneous expenses	$1,812.96

Total	$25,000.00

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

The validity of the ordinary shares offered in this prospectus will be passed upon for us by Amit, Pollak, Matalon & Co., Tel Aviv, Israel.  Sullivan & Worcester LLP, Boston, Massachusetts, is acting as our counsel in connection with United States securities laws.

EXPERTS

The financial statements, incorporated in this prospectus by reference from the Company's Annual Report on Form 20-F, and the effectiveness of the Company's internal control over financial reporting have been audited by Brightman Almagor Zohar & Co., A member of Deloitte & Touche Tohmatsu, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, and (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act.

In addition, we are not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also furnish reports on Form 6-K containing unaudited financial information for each calendar quarter and other material information that we are required to make public, that we file with, and that is made public by, any stock exchange on which our shares are traded, or that we distribute, or that is required to be distributed by us, to our shareholders.

You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You may also access the information we file electronically with the SEC through our website at http://www.clicksoftware.com. The information contained on, or linked from our website or the SEC’s website does not form part of this prospectus.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the ordinary shares offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

The following documents filed with or furnished to the SEC by our Company are incorporated by reference in this registration statement:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2009; and

•	the description of our ordinary shares set forth in our Registration Statement on Form 8-A filed with the SEC on June 19, 2000, including any amendment or report filed which updates such description.

All subsequent Annual Reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at ClickSoftware Technologies Ltd., Azorim Park, Oren Building, 94 Em Hamoshavot Road, Petach Tikva

49527 Israel, attention: Shmuel Arvatz, Chief Financial Officer, telephone number: +972-3-7659-400.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in Israel, almost all of our executive officers and directors and the Israeli experts named herein are nonresidents of the United States, and a substantial portion of our assets and of such persons’ assets are located outside the United States. Service of process upon us and upon our directors and officers and the experts named in his prospectus, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel that it may be difficult to assert United States. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of United States securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If United States law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing these matters.

Subject to specified time limitations and legal procedures, under the rules of private international law currently prevailing in Israel, Israeli courts may enforce a final U.S. judgment in a civil matter, including judgments based upon the civil liability provisions of the U.S. securities laws and including a monetary or compensatory judgment in a non-civil matter, provided that:

•	the judgment is enforceable in the state in which it was given;

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to present his arguments and evidence;

•	the judgment and the enforcement of the judgment are not contrary to the law, public policy, security or sovereignty of the state of Israel;

•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties; and

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court.

We have irrevocably appointed our subsidiary, ClickSoftware, Inc. as our agent to receive service of process in any action against us in the state and federal courts sitting in the City of New York, Borough of Manhattan arising out of any offering under this registration statement of which this prospectus forms a part, or any purchase or sale of securities in connection therewith. We have not given consent for this agent to accept service of process in connection with any other claim.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

The Company’s amended and restated articles of association allow it to indemnify, exculpate and insure its office holders to the fullest extent permitted under the Israeli Companies Law.

Under the Israeli Companies Law, a company may indemnify an office holder against any monetary liability incurred in his or her capacity as an office holder whether imposed on him or her or incurred by him or her in favor of another person pursuant to a judgment, a settlement or an arbitrator’s award approved by court.  A company also can indemnify an office holder against reasonable litigation expenses, including attorneys’ fees, incurred, whether or not paid by him or her in his or her capacity as an office holder, in proceedings instituted against him or her by the company, on its behalf or by a third party, in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for a crime that does not require proof of criminal intent.

In addition, a company may indemnify an office holder against reasonable legal fees, including attorney’s fees, incurred, whether or not paid by him or her, by him or her in his or her capacity as an office holder in consequence of an investigation or proceeding instituted against him or her by an authority that is authorized to conduct such investigations or proceedings, and that was resolved without an indictment against him or her and without imposing on him or her a financial obligation as an alternative to a criminal proceeding, or that was resolved without filing an indictment against him or her but with the imposition on him or her of a financial obligation as an alternative to a criminal proceeding in respect of an offense that does not require the proof of criminal intent.

A company may indemnify an office holder in respect of some liabilities, either in advance of an event or following an event. If a company undertakes to indemnify an office holder in advance of an event, the indemnification, other than litigation expenses, must be limited to foreseeable events in light of the company’s actual activities when the company undertook such indemnification, and to reasonable amounts or standards, as determined by the board of directors.

A company may obtain insurance for an office holder against liabilities incurred in his or her capacity as an office holder. These liabilities include a breach of duty of care to the company or a third party, including a breach arising out of negligent conduct of the office holder, a breach of duty of loyalty and any monetary liability imposed on the office holder in favor of a third party.

A company may exculpate an office holder from a breach of duty of care in advance of that breach. The Company’s articles of association provide for exculpation to the extent permitted under Israeli law. A company may not exculpate an office holder from a breach of duty of loyalty towards the company.  A company may also not exculpate a director in advance from a breach of duty of care concerning a distribution (as defined in the Israeli Companies Law).

An Israeli company may only indemnify or insure an office holder against a breach of duty of loyalty to the extent that the office holder acted in good faith and had reasonable grounds to assume that the action would not prejudice the company. In addition, an Israeli company may not indemnify, insure or exculpate an office holder against a breach of duty of care if committed intentionally or recklessly (excluding mere negligence), or committed with the intent to derive an unlawful personal gain, or for a fine or forfeit levied against the office holder in connection with a criminal offense.

As permitted under Israeli law and the Company’s articles of association, the Company has agreements whereby it indemnifies its officers and directors for certain acts or omissions that may have been made or will be made in the future by the officers and directors by virtue of their service as a director or officer of the Company or, on behalf of the Company, in a company controlled by the Company or in which the Company has an interest. The maximum aggregate indemnification amount that the Company may pay to all of its directors and officers pursuant to all letters of indemnification issued and that may be issued by the Company is $20 million.

The Company has  director and officer insurance coverage that may limit its exposure and may enable the Company to recover a portion of any future amounts paid.  The Company has agreed with its officers and directors in its letters of exemption, indemnification and insurance to maintain liability insurance applicable to directors and officers in an amount of not less than $10 million. In addition, in the event of the acquisition of the Company by a third party or in the event of the cessation of the activities of the Company, the Company has agreed to procure and maintain a “run-off” policy, which will extend directors and officers insurance coverage to our officers and directors for a reasonable period after the date of such acquisition or the cessation of the activities of the Company.

The Company has also agreed to exempt its officers and directors from liabilities and damage to the Company as a result of a breach of duty of care towards the Company, while acting in good faith, subject to applicable law. The exemption will not apply to (i) a breach of the duty of care in a distribution, as defined in the Israeli Companies Law, (ii) counterclaims filed against the director/officer by the Company in a lawsuit instigated by the director/officer, (iii) a breach of duty of care if the breach was done willfully or recklessly and (iv) other circumstances provided by the Israeli Companies Law.

Item 9. Exhibits

Exhibit Number	Description

1.1	Form of underwriting agreement. (1)

3.1	Memorandum of Association. (2)

3.2	Articles of Association of ClickSoftware Technologies Ltd., amended and restated as of July 9, 2007. (3)

4.1	Specimen Certificate for Ordinary Shares. (4)

5.1	Opinion of Amit, Pollak, Matalon & Co.

23.1	Consent of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu, independent registered public accounting firm.

23.2	Consent of Amit, Pollak, Matalon & Co. (included in Exhibit 5.1).
24	Power of Attorney (included in the signature page of this registration statement).

(1)           To be filed, if applicable, by post-effective amendment or incorporated by reference in connection with the offering of any ordinary shares, as appropriate.

(2)           Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 20-F filed with the SEC on April 9, 2010.

(3)           Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-8 (file no. 333-149825) filed with the SEC on March 20, 2008.

(4)           Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (file no. 333-30274) filed with the SEC on April 13, 2000.

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

	(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

		(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering; provided, however, that a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

	(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby further undertakes that:

(1)           For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Petach Tikva, Israel, on April 12, 2010.

CLICKSOFTWARE TECHNOLOGIES LTD. By: /s/ Dr. Moshe BenBassat Dr. Moshe BenBassat Chief Executive Officer and Chairman of the Board

We, the undersigned directors and/or officers of ClickSoftware Technologies Ltd., hereby severally constitute and appoint Dr. Moshe BenBassat and Shmuel Arvatz, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form F-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, in connection with the said registration under the Securities Act, as amended, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Dr. Moshe BenBassat Dr. Moshe BenBassat	Chief Executive Officer and Chairman of the Board (principal executive officer)	April 12, 2010
/s/ Shmuel Arvatz Shmuel Arvatz	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	April 12, 2010

/s/ Dr. Moshe BenBassat Dr. Moshe BenBassat	Chairman of the Board of Directors	April 12, 2010

Shai Beilis	Director

/s/ Nira Dror Nira Dror	Director	April 12, 2010

/s/ Roni A. Einav Roni A. Einav	Director	April 12, 2010

/s/ Shlomo Nass Shlomo Nass	Director	April 12, 2010

/s/ James W. Thanos James W. Thanos	Director	April 12, 2010

/s/ Gil Weiser Gil Weiser	Director	April 12, 2010

Pursuant to the requirements of the Securities Act, as amended, the undersigned, the duly authorized representative in the United States of ClickSoftware Technologies Ltd. has signed this registration statement on April 12, 2010.

CLICKSOFTWARE, INC. By: /s/ Shmuel Arvatz Name: Shmuel Arvatz Title: Chief Financial Officer